Exhibit 99.3

EXECUTION COPY

KEEP-WELL AGREEMENT, dated as of November 30, 2004, by and between WHITE MOUNTAINS INSURANCE GROUP, LTD. (“WM”), a company existing under the laws of Bermuda, and FUND AMERICAN COMPANIES, INC. (the “Company”), a Delaware corporation and wholly-owned subsidiary of WM.

W I T N E S S E T H:

WHEREAS, pursuant to the Certificate of Designation of Series A Preferred Stock of the Company (the “Certificate of Designation”), dated May 30, 2001, the Board of Directors of the Company set forth the voting powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the 300,000 shares of Series A Preferred Stock, $1.00 par value, of the Company (the “Preferred Stock”);

WHEREAS, pursuant to Section 4 of the Certificate of Designation, the Company may not, in certain circumstances, declare or pay any dividend on, or make any distribution to, any Junior Stock without the written consent of the holders of a majority of the number of outstanding shares of the Preferred Stock;

WHEREAS, in connection with the restructuring of WM, the Company desires to make a distribution to Fund American Enterprises Holdings, Inc., a Delaware corporation, of (i) all of the outstanding shares of White Mountains Re Holdings, Inc., a Delaware corporation (“WM Re Holdings”); (ii) all of the outstanding shares of Esurance, Inc., a Delaware corporation (“Esurance”), currently owned by the Company; (iii) the $42,600,000 promissory note (plus accrued interest and related charges thereon) issued by Esurance, dated as of March 8, 2001, (iv) the 3-year, $150,000,000 note (plus accrued interest and related charges thereon) issued by White Mountains Re Group, Ltd., a company existing under the laws of Bermuda, dated as of December 10, 2003; (v) the 7-year, $150,000,000 senior debenture (plus accrued interest and related charges thereon) issued by WM Re Holdings, dated as of November 30, 2004; (vi) the 10-year, $150,000,000 senior debenture (plus accrued interest and related charges thereon) issued by WM Re Holdings, dated as of November 30, 2004 and (vii) the 30-year, $200,000,000 junior subordinated debenture (plus accrued interest and related charges thereon) issued by WM Re Holdings, dated as of November 30, 2004 (the “Distribution”); and

WHEREAS, WM will derive benefits from the making of the Distribution.

NOW, THEREFORE, WM is willing to execute and deliver this Agreement in order to allow the Company to secure the written consent of the holders of a majority of the number of outstanding shares of the Preferred Stock to make the Distribution, as follows:

SECTION 1.      Definitions.  (a)  Capitalized terms and the term “past due” used in this Agreement and not otherwise defined herein have the meanings specified in the Certificate of Designation.

(b)  As used herein, the term “Obligations” means the following payments to be made by the Company to any holder of any shares of the Preferred Stock: (i) any and all amounts to be paid by the Company to any holder of any shares of Preferred Stock pursuant to the Certificate of Designation, including, without limitation, (a) any Accrued Dividends that have been declared and (b) the Redemption Price and (ii) the Company’s obligations referenced as Indemnity Obligations in clause (iii) of the fourth paragraph of that certain Consent Agreement dated November 30, 2004 between the Company and RCI Corporation of Delaware.

(c)  The words “hereof, “herein”, “hereto”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(d)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.     Required WM Contributions.  (a)  If any Obligation has become due and payable to the holders of the Company’s Preferred Stock (it being understood and agreed that Accrued Dividends shall not be deemed due and payable unless declared or upon the Redemption Date) and WM receives a written notice from (i) the Company that the Company is unable to pay such Obligations or (ii) from any holder of the Company’s Preferred Stock, on behalf of the Company, that such Obligations have not been paid and are past due, which notice shall set forth the nature and amount of such Obligations (a “Contribution Notice”), WM agrees that it will, subject to the terms and conditions hereunder, make, or cause its Subsidiaries (other than the Company or any of its Subsidiaries) to make, contributions to the Company so that the Company shall have sufficient funds to fully pay such Obligations.  For the avoidance of doubt, WM agrees that upon receipt of a duly provided Contribution Notice it is obligated, subject to Section 2(b), to make contributions under this Section 2 in amounts sufficient to allow the Company to legally pay the Obligations specified in such Contribution Notice, including, without limitation, to allow the Company to legally declare as payable all such Obligations representing Accrued Dividends that have been declared (it being understood that, without limiting the obligation of the Company under the Certificate of Designation to declare Accrued Dividends as payable on the Redemption Date, there is no obligation under this Section 2 to declare any Accrued Dividends to be payable) and to allow the Company to legally pay, or Set Apart for Payment, such Obligations representing the full Redemption Price.  Such contributions shall, in the sole discretion of WM, be made either through purchases of Junior Stock or capital contributions in respect of existing Junior Stock.

(b)  Under no circumstances will WM be obligated hereunder to provide an amount of contributions greater than $1,127,500,000 in the aggregate over the term of this Agreement (the “Maximum Contribution”).

(c)  WM will make any contribution required hereunder within 10 Business Days of receiving a Contribution Notice (except to the extent that the Obligations in respect of which such Contribution Notice was given have otherwise been paid).

SECTION 3.      No Dividends, Distributions or Repurchases.

WM shall not declare or pay any dividend or distribution to the holders of shares of its common stock or to the holders of any other class or series of its capital stock or repurchase any shares of its common stock or any other class or series of its capital stock (any such dividend, distribution or repurchase, a “WM Distribution”) unless the amount of such WM Distribution is less than (a) the sum of (i) $1,282,500,000 and (ii) the aggregate consolidated net income of WM (determined in accordance with United States generally accepted accounting principles) since September 30, 2004 minus (b) the aggregate WM Distributions made by WM since the date hereof.  Notwithstanding the foregoing, if any contributions are required by Section 2 hereof but are not made by WM or one or more Subsidiaries of WM (other than the Company or any its Subsidiaries) when due, WM shall not make any WM Distribution until such required contributions have been made (or the Obligations in respect of which such contributions were required are otherwise paid).

SECTION 4.      No Guarantee of Indebtedness.

This Agreement is not, and nothing herein contained and nothing done by WM pursuant hereto shall be deemed to constitute, a guarantee, direct or indirect by WM of any indebtedness of the Company or any instrument issued by it.

SECTION 5.      Third-Party Beneficiary Rights and Equitable Relief.

This Agreement is for the sole benefit of, and is enforceable against WM only by, the Company and shall not be enforceable by any stockholder or creditor of the Company or any other person and shall not be construed as having granted any third-party beneficiary rights in favor of any person; provided, however, that the holders of the Preferred Stock are intended third-party beneficiaries of Section 2, Section 3, Section 6, Section 8, Section 11 and Section 12 hereof, as well as this Section 5 hereof, with the intent that such holders may, individually or in the aggregate, directly enforce on behalf of the Company (and, in the case of Sections 5, 6 and 11, on behalf of the holders of the Preferred Stock) the terms of such Sections, including, without limitation the right to seek equitable relief, including injunction and specific performance.  WM acknowledges that money damages alone would not be a sufficient remedy for any breach of this Agreement, and that, in addition to any money damages to which the Company or, in the case of Sections 5, 6 or 11, any holder of the Preferred Stock may be entitled, the Company and, in the case of Sections 5, 6 and 11, any holder of Preferred Stock shall be entitled to equitable relief, including injunction and specific performance, as remedies for any such breach.  Such remedies shall not be deemed the exclusive remedies for a breach hereof by WM, but shall be in addition to all other remedies available at law or in equity.

SECTION 6.      Stock Ownership of the Company.

In the event that WM shall cease to own directly or indirectly, a majority of the outstanding common stock of the Company, it may procure the entity which will own directly or indirectly a majority of the outstanding common stock of the Company to assume this Agreement; provided that the holders of a majority of the number of outstanding shares of the Preferred Stock consent to such assumption in writing.  Upon (i) such assumption and (ii) the receipt of such written consent from the holders of a majority of the number of outstanding shares of the Preferred Stock, WM shall be released from its obligations under this Agreement.

SECTION 7.      Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

If toWM, at:

White Mountains Insurance Group, Ltd.

80 South Main Street

Hanover, NH 03755

Attention:  Rob Seelig

Telecopy:  (603) 643-4592

If to the Company, at:

Fund American Companies, Inc.

370 Church Street

Guilford, CT 06437

Attention:  Reid Campbell

Telecopy:  (203) 458-0754

All such notices and communications shall be deemed to have been received on the date of delivery, on the date that the telecopy is confirmed as having been received or on the third Business Day in New York after the mailing thereof, as the case may be.

SECTION 8.      Governing Law.

This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws (to the extent that the application of the laws of another jurisdiction would be required thereby).  The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States for the Southern District of New York in respect of any action or proceeding relating in any way to this Agreement, including any action or proceeding brought by the holders of the Preferred Stock, or any of them, as intended third-party beneficiaries hereunder.

SECTION 9.      Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

SECTION 10.      Headings Descriptive.

The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

SECTION 11.      Amendment or Waiver.

Neither this Agreement nor any of the terms hereof may be amended, modified, supplemented, waived, discharged or terminated unless such amendment, modification, supplement, waiver, discharge or termination is in writing signed by WM, the Company and the holders of a majority of the number of outstanding shares of the Preferred Stock.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 12.      Successors.

This Agreement shall be mutually binding upon, and inure to the mutual benefit of, WM and the Company and their respective successors.

SECTION 13.      Termination.

Subject to Section 6, the obligations of WM under this Agreement shall terminate upon the earlier of (x) the date on which all Obligations with respect to the Preferred Stock are fully and finally satisfied and (y) the date on which the aggregate contributions made by WM hereunder are equal to or greater than the Maximum Contribution.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

WHITE MOUNTAINS INSURANCE GROUP, LTD.,
By

Name:
Title:

FUND AMERICAN COMPANIES, INC.,
By

Name:
Title: